Exhibits 5.1 and 23.2

DAVIS POLK & WARDWELL LLP
450 LEXINGTON AVENUE
NEW YORK, NY 10017
212-450-4000

October 29, 2013

L Brands, Inc.
Three Limited Parkway,
P.O. Box 16000
Columbus, Ohio 43216

Ladies and Gentlemen:

L Brands, Inc., a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering, under the Securities Act of 1933, as amended (the “Securities Act”), (a) shares of common stock, par value $0.50 per share (the “Common Stock”), of the Company; (b) shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), of the Company; (c)(i) the Company’s senior debt securities (the “Senior Debt Securities”), which may be issued pursuant to an indenture, dated as of March 15, 1988, between the Company and The Bank of New York, as trustee (the “Base Indenture”), as amended by a supplemental indenture, dated as of May 31, 2005, among the Company, The Bank of New York, as resigning trustee, and The Bank of New York Trust Company, N.A., as successor trustee; as further amended by the second supplemental indenture, dated as of July 17, 2007 between the Company and The Bank of New York Trust Company, N.A., as trustee; as further amended by the third supplemental indenture, dated as of May 4, 2010, between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee; as further amended by the fourth supplemental indenture, dated as of January 29, 2011 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee; as further amended by the fifth supplemental indenture, dated as of March 25, 2011 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee; as further amended by the sixth supplemental indenture dated as of February 7, 2012 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee; as further amended by the seventh supplemental indenture dated as of March 22, 2013 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee; and as further amended by the eighth supplemental indenture dated as of October 16, 2013 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Debt Trustee” and the Base Indenture, as amended, the “Senior Debt Indenture”); (ii) subordinated debt securities (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”) which may be issued pursuant to an indenture (the “Subordinated Debt Indenture” and together with the Senior Debt Indenture, the “Indentures”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Debt Trustee” and together with the Senior Debt Trustee, the “Trustees”); (iii) guarantees of the Senior Debt Securities issued under the Senior Debt Indenture on a joint and several senior unsecured basis by each of the Company’s subsidiary guarantors (the “Guarantors”) registered under the Registration Statement (the “Senior Guarantees”) and (iv) guarantees of the Subordinated Debt Securities issued under the Subordinated Debt Indenture on a joint and several subordinated unsecured basis by the Guarantors registered under the Registration Statement (the “Subordinated Guarantees” and together with the Senior Guarantees, the “Guarantees”); (d) depositary shares (the “Depositary Shares”) representing interests in preferred stock of the Company, to be evidenced by depositary receipts issued pursuant to a deposit agreement; (e) warrants of the Company (the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and the warrant agent to be named therein; (f) purchase contracts (the “Purchase Contracts”) for the purchase or sale of (A) the Company’s securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above, (B) currencies and (C) commodities, which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); and (g) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.
When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by such Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2.
Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.
When the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustees and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and any supplemental indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the applicable Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law and (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

4.
When the applicable deposit agreement has been duly authorized, executed and delivered by the parties thereto, and Preferred Stock has been deposited thereunder, any Depositary Shares when issued in accordance with the terms thereof will be valid and binding instruments in accordance with their terms and the terms of the applicable deposit agreement.

5.
When the Guarantees have been duly executed and delivered by the parties thereto as contemplated by the applicable Indenture and any supplemental indenture and the applicable underwriting or other agreement, the Guarantees will constitute valid and binding obligations of the applicable Guarantor, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law and (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

6.
When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

7.
When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

8.
When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indentures and the Debt Securities are each valid, binding and enforceable agreements of each party thereto, (other than as expressly covered above in respect of the Company); (v) there shall not have occurred any change in law affecting the validity or enforceability of such security; and (vi) to the extent that the obligations of the Guarantors under the Guarantees are or may be dependent upon such matters, (a) the Guarantors are duly organized, validly existing and in good standing under the laws of their respective jurisdiction of organization, (b) the Guarantors will be duly qualified to engage in the activities contemplated by the Guarantees, (c) the Guarantees will be duly authorized, executed and delivered by the Guarantors and will constitute the legal, valid and binding obligations of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, and (d) the Guarantors will have the requisite organizational and legal power and authority to perform their respective obligations under the Guarantees.  We have also assumed that the execution, delivery and performance by the Company of any security whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Opinions” in the prospectus, which is a part of the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is rendered solely to you in connection with the above matter.  This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Davis Polk & Wardwell LLP